United States Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

Pursuant to the requirements of the Securities Act of 1934, we are transmitting Herewith the attached Form 8-K/A.

Sincerely,

SPARTECH CORPORATION
/S/Randy C. Martin
   Randy C. Martin
   Vice President Finance and
   Chief Financial Officer






                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


   AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K Filed with the Securities and
                      Exchange Commission on April 14, 1998


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)     March 31, 1998




                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


                DELAWARE                  1-5911                43-0761773
      (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)              File Number)        Identification No.)


    120 South Central Avenue, Suite 1700, Clayton, Missouri            63105
    formerly at: 7733 Forsyth Blvd, Suite 1450, Clayton, Missouri      63105
    (Address of principal executive offices)                       (Zip Code)


     Registrant's telephone number, including area code:      (314) 721-4242

                              SPARTECH CORPORATION

                                   FORM 8-K/A


                                 AMENDMENT NO. 2

      On March 31, 1998, Spartech Corporation completed the acquisition of all the stock of Polycom Huntsman, Inc. and Subsidiaries, as reported in the Company's Form 8-K filed on April 14, 1998. This amendment is submitted to adjust and update the pro forma financial statements related to the Polycom acquisition in connection with a current Form S-3 filing.

Item 7.  Financial Statements and Exhibits

   (a) Financial Statements of Business Acquired.

       The Polycom audited balance sheet as of March 31, 1998, and the related consolidated statements of operations and retained earnings, and cash flows for the year ended March 31, 1998.

   (b) Pro Forma Financial Information.

       Spartech Corporation's pro forma combined condensed statements of operations for the fiscal years ended October 31, 1998 and November 1, 1997, and six months ended May 2, 1998. A pro forma combined balance sheet is not included in this filing as the balance sheet included with the Company's Form 10-Q filed for the second quarter ended May 2, 1998 included the effects of the acquisition and accounts of Polycom as of that date.

   (c) Exhibits.

       23.1--Consent of Ernst & Young LLP, Independent Auditors
       23.2--Consent of Amyot Exco, Independent Auditors

                                        2
                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SPARTECH CORPORATION


Date May 19, 1999        By   /s/Randy C. Martin
                                      Randy C. Martin
                                      Vice President-Finance and
                                      Chief Financial Officer

                                        3
Item 7(a). Financial Statements of Business Acquired



Report of Independent Auditors


Board of Directors
Polycom Huntsman, Inc.


      We have audited the accompanying consolidated balance sheets of Polycom Huntsman, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of earnings and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Polycom Huntsman, SA, (SA) a wholly-owned subsidiary. The financial statements of SA includes total assets of 10% and 8% as of March 31, 1998 and 1997, respectively, and total sales of 7% and 8% of the consolidated totals, for the years then ended. Those statements were audited by other auditors and our opinion, insofar as it relates to the financial information of SA (before adjustment to US GAAP), is based solely on their report.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                    In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Polycom Huntsman, Inc. and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. We also audited the translation of the financial statements of SA in FFr to US dollars as well as other adjustments required to assure that the financial statements are in accordance with US GAAP as of March 31, 1998 and the two years then ended.


                                                  Ernst & Young LLP




Report of Independent Auditors


The Board of Directors
Polycom Huntsman Inc
90 West Chestnut Street
Washington, PA 15301
United States

Re: Polycom Huntsman S.A. - Financial year ended February 28, 1998


Dear Sirs,

We have audited the balance sheet of POLYCOM HUNTSMAN S.A. as of February 28, 1998 showing total assets of FFr 49,874,714 (FFr 38,095,701 as of February 28,
1997), and the related statements of earnings showing a net loss for the year of FFr 816,766 (versus a profit of FFr 5,343,222 as of February 28, 1997) and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with French generally accepted auditing standards, which substantially the same as US generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POLYCOM HUNTSMAN S.A. as of February 28, 1998 and the results of its operations for the year then ended in conformity with French generally accepted accounting principles.

It should be noted that the capital lease related to the land and building used
by POLYCOM HUNTSMAN S.A.      has not been restated to comply with accounting
principles generally accepted in the United States.


Paris, April 1st , 1998

Amyot Exco Audit
Membre de Grant Thornton International

/s/Frederic Blanchot
   Frederic Blanchot
   Partner


April 17, 1998


                     POLYCOM HUNTSMAN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                    MARCH 31,
                                                1998           1997
ASSETS

CURRENT ASSETS
Cash, including commercial paper (Note A)    $2,663,216      $8,206,526
Accounts and other receivables - less
  allowance for doubtful accounts of
  $200,000 in 1998 and 1997 (Note G)          13,227,156      12,844,939
Due from Shareholders                         1,112,682               0
Inventories (Note A)
  Raw materials                               3,605,843       3,374,873
  Finished materials                          3,863,570       5,291,560
                                              7,469,413       8,666,433

Prepaid expenses                              4,219,346         530,328

     Total current assets                    28,691,813      30,248,226


PROPERTY, PLANT, AND EQUIPMENT
   at cost (Notes A and D)
Buildings and land improvements              17,725,055      11,770,124
Machinery and equipment                      46,239,266      38,384,538
Furniture and fixtures                        2,103,119       2,323,925
Transportation equipment                        185,153       3,088,376

                                             66,252,593      55,566,963

Less accumulated depreciation                21,212,200      20,663,350
                                             45,040,393      34,903,613
Land                                            637,886         637,886
Construction in progress                      2,182,449       7,380,202
                                             47,860,728      42,921,701

OTHER ASSETS
Deferred charges (Note A)                       167,383         162,165
Restricted bond fund                          2,038,549       8,202,668
                                              2,205,932       8,364,833

                                            $78,758,473     $81,534,760

                     POLYCOM HUNTSMAN, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS - continued
                                    MARCH 31,

                                                1998            1997
LIABILITIES

CURRENT LIABILITIES
Short-term borrowings (Note C)                        $0             $0
Current maturities of long-term debt             858,116        829,988
Accounts payable                               6,295,689      6,756,338
Accrued liabilities                            1,880,441      5,276,862
Income taxes                                       5,852        670,246

   Total current liabilities                   9,040,098     13,533,434

LONG-TERM DEBT, less current maturities       10,673,504     11,644,583
(Note D)

DEFERRED INCOME TAXES (Note A)                 4,192,468      3,412,978

COMMITMENTS (Note E)                              -              -

MINORITY INTEREST                                166,092        206,114


SHAREHOLDERS' EQUITY (Note E)
 Common stock - authorized 5,000,000 shares
of no par value; issued and outstanding
9,230 shares with a stated value of $1 per
share                                              9,230          9,230

Additional paid in capital                     1,517,270      1,517,270
                                               1,526,500      1,526,500
Cumulative translation adjustment              (245,140)      (182,528)
Retained earnings                             53,404,951     51,393,679

                                              54,686,311     52,737,651

                                             $78,758,473    $81,534,760






The accompanying notes are an integral part of these statements.

                     POLYCOM HUNTSMAN, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                                                                MARCH 31,
                                                1998            1997
Net sales (Notes G and H)                   $116,215,984    $112,448,201
Cost of goods sold (Note G)                   94,845,237     87,274,689

    Gross profit                              21,370,747     25,173,512

Selling and administrative expenses           17,514,223     12,960,145

    Operating profit                           3,856,524     12,213,367

Other income (expense)

    Interest - net                              (11,469)        143,668
    Miscellaneous                               (69,212)      (168,520)
    Minority Interest                             40,022       (27,600)

                                                (40,659)       (52,452)

      Earnings before income taxes             3,815,865     12,160,915

Income taxes (Note A)
   Federal
     Current                                     542,061      2,564,872
     Deferred                                    736,237        780,814
   State
     Current                                     392,233        785,926
     Deferred                                    201,787        206,923
   Foreign                                      (67,725)        575,312
                                               1,804,593      4,913,847

NET EARNINGS                                    2,011,272     7,247,068

Retained earnings, beginning of year          51,393,679     44,146,611

Retained earnings, end of year                $53,404,951    $51,393,679





The accompanying notes are an integral part of these statements.

                     POLYCOM HUNTSMAN, INC. AND SUBSIDIARIES CONSOLIDATED
                      STATEMENTS OF CASH FLOWS
                              Years ended MARCH 31,


                                                1998            1997
OPERATING ACTIVITIES

Net earnings                                    $2,011,272    $7,247,068
Adjustments to reconcile net earnings to
net
  cash (used)/provided by operating
activities:
     Depreciation and amortization             5,126,951       4,072,056
     Deferred income taxes                       938,024         987,737
     Minority Interest                          (40,022)          27,600
     Change in operating assets and
liabilities:
     Accounts receivable                       (382,217)         183,799
     Shareholders receivable                 (1,112,682)               0
     Inventories                               1,197,020     (2,106,275)
     Prepaid expenses                        (3,689,018)        (31,054)
     Accounts payable                          (460,649)         157,778
     Accrued liabilities                     (3,396,421)         343,136

     Income taxes                                 (664,394)       (305,554)

       Net cash (used)/provided by             (472,136)      10,576,291
operating activities

INVESTING ACTIVITIES
Net Capital expenditures                    (10,278,920)    (14,813,951)
Proceeds of restricted bond fund               6,325,359               0

       Net cash used in investing            (3,953,561)    (14,813,951)
activities

FINANCING ACTIVITIES
Proceeds of long-term debt                             0         617,394
Principal payments on long-term debt           (763,359)       (473,433)

       Net cash provided by financing          (763,359)         143,961
activities


Effect of exchange rate changes on cash        (354,254)       (332,456)

Decrease in cash and cash equivalents        (5,543,310)     (4,426,155)

Cash and cash equivalents at beginning of      8,206,526      12,632,681
year

Cash and cash equivalents at end of year      $2,663,216      $8,206,526

Cash paid during the year for:

Interest                                        $514,914        $376,159

Income taxes                                  $4,603,479      $3,837,329




Non-cash investing activities:

   Interest income increased the restricted bond fund for $161,240 in the current year.
The accompanying notes are an integral part
                       of these statements.



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


The Company is engaged in the manufacturing of thermoplastics for customers in the automotive, packaging and consumer electronics industries predominately in the United States and Europe. A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.


     1.  Principles of Consolidation
          The financial statements include the accounts of Polycom Huntsman, Inc. and its majority owned subsidiaries (the Company). The foreign subsidiary is included in the consolidated financial statements on the basis of fiscal years ended February 28. All
          significant intercompany transactions  have  been   eliminated   in
          consolidation.

     2.  Inventories
          Inventories consist of materials and supplies and are priced at the lower of cost (using the first-in, first-out method) or market.

     3.  Depreciation and Amortization
          Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets and deferred costs to operations over their estimated useful lives using the straight-line method of depreciation and amortization.

     4.  Income Taxes
          The Company accounts for income taxes on the liability method, as provided by the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The principal difference between the financial statements carrying amount and tax basis of assets and liabilities relates to property, plant, and equipment.

     5.  Estimates
                In  preparing financial statements in conformity with  generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     6.  Cash and Cash Equivalents
          For purposes of the statement of cash flows, the Company considers all highly liquid marketable securities purchased with a maturity date of three months or less to be cash equivalents.




NOTE B - SALE OF COMMON STOCK

          Effective March 31, 1998, the Company's shareholders sold 100% of their common stock, 9,230 shares, to Spartech Corporation. The financial statements have been presented on a historical basis without consideration to this transaction.


NOTE C - SHORT-TERM BORROWINGS

          At March 31, 1998, the Company has available an unsecured line of credit in the amounts of $15,000,000 with interest at the bank's prime rate or LIBOR plus 2.00%.


NOTE D - LONG-TERM DEBT

          Long-term debt consists of mortgage notes payable, term notes payable, and tax-free interest bonds. These notes and bonds mature at various dates through December, 2015. These obligations have fixed and variable interest rates ranging from two to eight percent as of March 31, 1998. They are collateralized by certain land, buildings, machinery and equipment. The outstanding balance at March 31, is:

                                            1998                         1997
          Principal balance             $11,531,620           $12,474,571
          Less current maturities           858,116               829,988
                                         $10,673,504          $11,644,583

          The Company's approximate fixed annual principal payments of long-term debt for the next five years range from $347,000 to $858,000 per annum.


NOTE E - COMMITMENTS

          The Company leases land, building, corporate office space and certain equipment. These leases provide for the payment of taxes, insurance, and other expenses by the Company and expire at various dates through fiscal year 2015. Future minimum rentals on non-cancelable operating leases for the next five years range from $1,231,000 to $386,000 per annum.

          Total rent expense for the years ended March 31, 1998 and 1997 amounted to approximately $1,847,000 and $1,346,000, respectively.

          The Company has an agreement with two of its shareholders to purchase, under certain conditions, all the shares of stock upon their death. The purchase price is to be the fair value per share determined at the time of death.



NOTE F - EMPLOYEE BENEFIT PLANS

          The Company has profit sharing plans which cover substantially all of the Company's U.S. employees. The Company's contribution is voluntary and at the discretion of the Board of Directors. The profit sharing expense for the years ended March 31, 1998 and 1997, was approximately $1,055,000 and $1,155,000, respectively.


NOTE G - TRANSACTIONS WITH RELATED PARTIES

          The Company purchased raw materials amounting to approximately $2,680,000 and $4,729,000 and had sales of approximately $14,375,000 and $15,891,000 to Huntsman Chemical Corporation (HCC), a shareholder, during the years ended March 31, 1998 and 1997, respectively. In addition, included in accounts and other receivables is approximately $1,526,000 and $1,852,000 due from HCC at March 31, 1998 and 1997, respectively.


NOTE H - MAJOR CUSTOMERS

                During the years ended March 31, 1998 and 1997, the Company had sales to two customers totaling approximately twenty-five percent of sales, in each year.


NOTE I - FOREIGN CURRENCY TRANSACTIONS

                All Balance Sheet accounts for foreign operations are translated in U.S. dollars at the year-end rate of exchange, and Statement of Earnings items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of stockholders' equity net of taxes.

          Gains or losses realized from foreign currency transactions, such as those resulting from the settlement of foreign receivables, are included in the operations of the Company. The net gain or loss resulting from such transactions was a net loss of $107,348 and $249,093 during the years ended March 31, 1998 and 1997, respectively.
NOTE J - YEAR 2000 (Unaudited)

                The Company has implemented a plan to modify its information technology to be ready for the year 2000 and has converted critical data processing systems. The Company's year 2000 modification is substantially complete at March 31, 1998 and is expected to be finalized during the remainder of 1998.

Item 7(b).  Pro Forma Financial Information




                              SPARTECH CORPORATION

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     On March 31, 1998, Spartech Corporation completed its acquisition of all the stock of Polycom Huntsman, Inc. and Subsidiaries, as reported in the Company's Form 8-K filed on April 14, 1998. The net purchase price was approximately $129 million, including estimated costs of the transaction and net of cash acquired with Polycom. The acquisition was financed through the Company's bank credit facility and the issuance of $10 million in Spartech common stock to Polycom shareholders.

     The accompanying unaudited pro forma combined condensed statements of operations present the condensed historical financial statements of the Company and Polycom, pro forma adjustments, and the pro forma results under the purchase method of accounting. The "Historical" columns of financial information for the Company were prepared from audited and unaudited financial statements previously filed with the Securities and Exchange Commission. The historical financial information for Polycom included in the unaudited pro forma combined condensed statements of operations for the year ended November 1, 1997 was prepared from the unaudited financial information from the books and records of Polycom and represents the period from November 1, 1996 through October 31, 1997. The historical financial information for Polycom included in the unaudited pro forma combined condensed financial statements for the year ended October 31, 1998 and six months ended May 2, 1998 was prepared from unaudited information from the books and records of Polycom, therefore the "Historical" column represents the five-month period from November 1, 1997 through March 31, 1998 prior to acquisition by Spartech. The results for Polycom subsequent to the acquisition (April 1998) were included in the results of Spartech Corporation as of May 2, 1998. The pro forma combined condensed statement of operations for the fiscal year ended November 1, 1997 also gives effect to the 1997 acquisition of the Preferred Plastic Sheet Division of Preferred Technical Group, Inc., a wholly owned business unit of Echlin Inc., as if it occurred at the beginning of the period presented.

     The pro forma financial information should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended October 31, 1998 and November 1, 1997 and the historical financial statements of Polycom included elsewhere herein. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had the transactions been completed at the beginning of such periods. Further, the pro forma consolidated statement of operations for the six months ended May 2, 1998 should not necessarily be taken as an indication of earnings for a full year.

                              SPARTECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998
             (Unaudited and in thousands, except per share amounts)



                          Spartech
                        Corporation  Polycom      Pro Forma  Pro Forma
                        (Historical)(Historical)(i)Adjustments  Combined

Net Sales                  $653,855    $46,367         $-      $700,222


Costs and Expenses

  Cost of sales            542,640      35,925        104 (b)   580,792
                                                    2,123 (c)

  Selling and
  administrative           38,257      10,999      (5,896) (d)   41,237
                                                   (2,123) (c)

  Amortization of
   intangibles              3,230          14         665 (e)     3,909


Operating earnings         69,728       (571)       5,127        74,284

Interest Expense (Income)  13,602        (13)       3,383 (f)    16,972

Earnings before
income taxes               56,126       (558)       1,744        57,312

Income taxes               22,406       (319)         831 (g)    22,918

Net earnings              $33,720      $(239)     $   913    $   34,394

Net earnings per common share:
 Basic                    $  1.26                               $  1.27

 Diluted                  $  1.18                               $  1.19

Weighted average shares
 outstanding:
 Basic                     26,807                                27,065

 Diluted                   28,609                                28,867








The accompanying notes are an integral part of the pro forma combined condensed financial statements.



                              SPARTECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE SIX MONTHS ENDED MAY 2, 1998
             (Unaudited and in thousands, except per share amounts)



                          Spartech
                        Corporation  Polycom      Pro Forma  Pro Forma
                        (Historical)(Historical)(i)Adjustments  Combined

Net Sales                  $298,788   $ 46,367        $-       $345,155


Costs and Expenses

  Cost of sales            248,390      35,925        104  (b)  286,542
                                                    2,123  (c)

  Selling and
  administrative            17,529      10,999     (5,896) (d)   20,509
                                                   (2,123) (c)

  Amortization of
  intangibles                1,250          14        665  (e)    1,929


Operating earnings          31,619       (571)      5,127        36,175

Interest Expense (Income)    5,340        (13)      3,383  (f)    8,710

Earnings before
income taxes                26,279       (558)      1,744        27,465

Income taxes                10,395       (319)        831 (g)    10,907

Net earnings               $15,884    $  (239)    $   913       $16,558

Net earnings per common share:
 Basic                     $   .60                             $   .61

 Diluted                   $   .56                             $   .57

Weighted average shares
 outstanding:
 Basic                      26,611                              27,127

 Diluted                    28,445                              28,961








The accompanying notes are an integral part of the pro forma combined condensed financial statements.


                              SPARTECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED NOVEMBER 1, 1997
             (Unaudited and in thousands, except per share amounts)




                      Spartech  Previous     Spartech
                    Corporation Acquisition  Corporation    Polycom     Pro Forma   Pro Forma
                   (Historical)(Preferred)(a) (As Adjusted)(Historical) Adjustments Combined


Net Sales             $502,715   $61,401          $564,116   $110,392  $    -       $674,508


Costs and Expenses

 Cost of sales         420,500    51,834           472,334    84,529       250 (b)   561,211
                                                                         4,098 (c)

 Selling and
 administrative         31,019     2,711            33,730    13,628      (761)(d)    42,499
                                                              (4,098)(c)

 Amortization
 of intangibles         1,495      1,005             2,500        10      1,629 (e)    4,139

Operating earnings     49,701      5,851            55,552    12,225     (1,118)      66,659

Interest
Expense (Income)        8,393      3,882            12,275      (42)      8,120 (f)   20,353

Earnings
before income taxes    41,308      1,969            43,277    12,267     (9,238)      46,306

Income taxes           15,815        754            16,569     5,048     (3,215)(g)   18,402

Net earnings       $   25,493   $  1,215           $26,708    $7,219    $(6,023)   $  27,904

Net earnings per common share:
 Basic                $    .96                    $   1.01                            $  1.03
 Diluted              $    .92                    $    .96                            $   .98

Weighted average shares
          outstanding
 Basic                  26,418                      26,418                   634 (h)   27,052

 Diluted                27,838                      27,838                   634 (h)   28,472












The accompanying notes are an integral part of the pro forma combined condensed financial statements.




                              SPARTECH CORPORATION
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                      (Unaudited and dollars in thousands)



(a) The acquisition of the Preferred Plastic Sheet Division was effective on August 22, 1997. These amounts represent the results of Preferred as if it had been acquired at the beginning of the fiscal year through the acquisition date. Results subsequent to the acquisition date are included in the Spartech Corporation "As Reported" column.

(b) Represents the increase in depreciation expense ($250 for fiscal year 1997 and $104 for the year ended October 31, 1998 and six months ended May 2,
     1998) related to the write-up of property, plant and equipment to its estimated fair value and weighted average lives.

(c) Represents the reclassification of costs from selling and administrative expense to cost of sales (primarily including salaries and benefits of plant managers, production managers, and quality assurance managers at the plant facilities) for costs directly related to production to be consistent with the classification of such costs by the Company.

(d) To eliminate costs and expenses that will not be incurred subsequent to the acquisition, related to: extraordinary bonuses paid to seven key managers concurrent and in accordance with the acquisition agreement ($5,582 for the year ended October 31, 1998 and six months ended May 2, 1998) and expenses and depreciation related to a corporate jet that was not acquired by the Company ($761 for fiscal year 1997 and $314 for the year ended October 31, 1998 and six months ended May 2, 1998).

(e) Reflects the additional amortization expense resulting from $65 million in goodwill associated with the Polycom acquisition amortized over a 40 year period.

(f) Represents the interest expense related to the financing of the acquisition from the Company's bank credit facility at LIBOR of 6.7% plus debt issuance cost amortized over 5 years.

(g) Adjusts the effective tax rate for the Company from 38.3% to 39.7% for the year ended November 1, 1997 and the six months ended May 2, 1998 and 40.0% for the year ended October 31, 1998, after the Polycom acquisition.
     The increase reflects the fact that the goodwill from the Polycom transaction is not tax deductible.

(h) Represents the shares issued for the $10 million in common stock paid as purchase price consideration to the Polycom shareholders.

(i) The Polycom "Historical" column, included in the statement of operations for the year ended October 31, 1998 and six months ended May 2, 1998, represents the Polycom results prior to acquisition by the Company (November 1, 1997 through March 31, 1998).